UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023

CNH INDUSTRIAL N.V.

(Exact name of registrant as specified in its charter)

Netherlands	001-36085	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 St. James’s Street, London, SW1A 1HA, United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)

+44 2079 251964

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value €0.01	CNHI	New York Stock Exchange [1]
4.50% Notes due 2023	CNHI23	New York Stock Exchange
3.850% Notes due 2027	CNHI27	New York Stock Exchange

1   In addition to the New York Stock Exchange, CNHI common shares are listed on the Euronext Milan, the regulated market of Borsa Italiana, in Italy.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On March 30, 2023, CNH Industrial N.V. (the “Company”) issued a press release announcing that the Company has entered into an agreement to acquire Hemisphere GNSS (“Hemisphere”). Hemisphere is currently owned by Unistrong, a company incorporated in the People’s Republic of China. Consideration for the acquisition of Hemisphere is preliminarily determined at $175 million, free of cash and debt, and subject to customary adjustments. It will be funded with available cash on hand. Closing is expected to occur within the third quarter of 2023, subject to the satisfactory completion of all required closing conditions including Unistrong’s shareholders’ approval, and all mandatory regulatory approvals, including those required by the applicable laws and regulations of the People’s Republic of China. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release, dated March 30, 2023, titled: “CNH Industrial to acquire Hemisphere GNSS”

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNH INDUSTRIAL N.V.

	By:	/s/ Roberto Russo
	Name:	Roberto Russo
	Title:	Chief Legal and Compliance Officer

Date: March 30, 2023